UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2013

99¢ ONLY STORES

(Exact name of registrant as specified in its charter)

California	1-11735	95-2411605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of principal executive offices)	(Zip Code)

(323) 980-8145

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                  Entry into a Material Definitive Agreement.

On September 30, 2013, in connection with Stéphane Gonthier’s employment as President and Chief Executive Officer of 99¢ Only Stores (the “Company”) and its parent, Number Holdings, Inc. (“Parent”), Parent entered into a Stock Purchase Agreement (the “Agreement”) with Avenue of the Stars Investments LLC, a Delaware limited liability company (the “Purchaser”), of which Mr. Gonthier is the sole member.  Pursuant to the Agreement, Parent issued and sold to the Purchaser 4,922 shares of Parent’s Class A common stock, par value $0.001 per share, and 4,922 shares of Parent’s Class B common stock, par value $0.001 per share, for an aggregate purchase price of $5,999,918.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

99¢ ONLY STORES

Dated:	September 30, 2013	By:	/s/ Frank Schools
Frank Schools
Senior Vice President, Chief Financial Officer